WAREHOUSE SERVICES AND BAILMENT AGREEMENT

     This Agreement (the "Agreement") is entered into as of February 3, 2003 (the "Effective Date"), between I/OMagic Corporation, a Nevada corporation ("I/OMagic") and Behavior Tech Computer (USA) Corp., a California corporation ("Supplier").

                                    RECITALS

     WHEREAS, Supplier desires to store certain products (the "Products") at one or more warehouses operated by I/OMagic (any such warehouse referred to hereafter as the "Warehouse");

     WHEREAS, such Products delivered to the Warehouse shall remain Supplier's inventory until such time as the Products are purchased from Supplier by I/OMagic pursuant to a purchase order;

     WHEREAS, Supplier has agreed to sell up to ten million dollars ($10,000,000), or an amount agreed upon by Supplier, of Products to I/OMagic;

     WHEREAS, upon the completion of the sale, the purchased Products shall become the property of I/OMagic; and

     WHEREAS, the parties desire to enter into an agreement whereby I/OMagic agrees to hold the Products in its Warehouse as Supplier's inventory until such time as the Products are purchased by I/OMagic from Supplier.

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:
                                    AGREEMENT

1. BAILMENT RELATIONSHIP: Supplier hereby appoints I/OMagic as its bailee and consigns to I/OMagic the Products for warehousing and delivery in accordance with the following terms and conditions, and I/OMagic accepts such appointment pursuant to the terms contained herein. I/OMagic shall be bailee of the Products for and on behalf of Supplier.

2. PRODUCTS SUBJECT TO BAILMENT: This bailment shall apply to the Products which shall be provided to I/OMagic from time to time in such numbers as the parties may agree. All Products shall be held by I/OMagic as Supplier's inventory until the Products are purchased by I/OMagic from Supplier pursuant to a purchase order. At such time, I/OMagic shall become the owner of the purchased Products, and title to the purchased Products shall transfer from Supplier to I/OMagic.

3. EFFECTIVE DATE: This Agreement shall become effective on the Effective Date and shall continue in full force and effect until terminated as provided below.

4. DELIVERY OF PRODUCT TO WAREHOUSE: Supplier shall cause the Products to be delivered to the Warehouse located at 1300 E. Wakeham Avenue, Santa Ana, CA

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92705,  or any other warehouses operated by I/OMagic as agreed upon by Supplier, at  Supplier's  sole  cost  and  risk  of  loss.

5. I/OMAGIC LIABILITY FOR PRODUCT DAMAGE: I/OMagic shall be liable for all loss or damage to the Products caused by I/OMagic's acts or omissions.

6. The parties agree that any damage or loss freight claims filed against I/OMagic under this Agreement will be settled within thirty (30) days of a complete filing. The parties agree that I/OMagic's care, custody, and control over the Products shall commence when the Products are being unloaded at I/OMagic's facility.

7. I/OMagic shall be liable for loss of or injury to the Products while in I/OMagic's care, custody, and control caused by I/OMagic's gross negligence.

8. NO WAREHOUSE FEES: The parties agree that the Products are being held at I/OMagic's Warehouse so as to allow I/OMagic immediate access to the Products upon the purchase of the same. In receiving and exchange of such benefits, I/OMagic shall not charge any warehouse fees to Supplier.

9. I/OMAGIC'S OBLIGATIONS: During the term of this Agreement, I/OMagic agrees to maintain an accurate inventory management system, record tracking all transactions related to the Products. From time to time during regular business hours, Supplier or its authorized representative shall have access to such inventory management tracking information and may examine such records and I/OMagic's accounts related to the Products.

10. I/OMagic shall furnish Supplier with weekly and monthly statements indicating all Products received and all sales transactions during the applicable period, as well as the currently inventory. Upon Supplier's request, I/OMagic shall furnish Supplier with updated statements indicating the extent of current inventory on as as-needed basis.

11. I/OMagic shall obtain all-risk property insurance in an amount equal to fully insure all Products in its care, custody and control, and will list
Supplier as a loss payee on such policy where Supplier's interest appears. I/OMagic will provide Supplier with a certificate of insurance.

12. STORAGE: At all times that the Products are in its possession or under its control, I/OMagic shall store and maintain the Products in suitable storage facilities in accordance with all applicable laws and Supplier's guidelines and instructions as revised from time to times as mutually agreed to between I/OMagic and Supplier.

13. MANAGEMENT: I/OMagic agrees to appoint at least one person to manage the Products. This person shall be in charge of providing updated reports to Supplier on a regular basis regarding inventory, sale transactions, shipments and other relevant activities.

14. SALE AND PURCHASE OF PRODUCTS: At any time during the term of this Agreement, I/OMagic may purchase Supplier's Products held in its Warehouse by issuing a purchase order to the Supplier. Once the Supplier has accepted the purchase order in writing, the purchase products may be released from bailment

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to  I/OMagic.  I/OMagic  must  receive  authorization  from the Supplier for the purchase  order  before  Products  may  be  released  to  I/OMagic.

15. EXPIRATION AND TERMINATION: This Agreement may be terminated with or without cause by any party upon sixty (60) day prior written notice to the other parties; provided, however, any such termination shall not relieve I/OMagic or Supplier from its obligation due at such time of termination. Upon termination of this Agreement, I/OMagic shall immediately send all Products in its possession to Supplier, at Supplier's cost and risk of loss, or to such other location as Supplier may designate in writing. Notwithstanding the foregoing, if any party breaches this Agreement, either of the nonbreaching parties may terminate this Agreement without notice if the breaching party fails to cure such breach within fifteen (15) days after receiving written notice thereof.

16. PAYMENT OF TAX. All property tax on the stored Products shall be the responsibility of the Supplier. Each party shall be responsible for reporting its own income derived from this Agreement and for the payment of its own income tax.

17. ADVANCE SHIPMENT NOTIFICATION: Supplier shall provide I/OMagic with shipment notices of Product arriving into the Warehouse.

18. ATTONEYS' FEES: Should any action be commenced to interpret or enforce the provisions of this Agreement by any party, the prevailing party or parties shall entitled to reasonable attorneys' fees in addition to any other relief to which it may be entitled.

19.GOVERNING LAW, VENUE: This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to its conflict of laws provisions. The sole and exclusive jurisdiction for the resolution of disputes relating to this Agreement shall be the state or federal courts in the State of California. The parties hereby consent and submit to the personal jurisdiction of such courts for the purpose of litigating any such action.

20. COMPLETE AGREEMENT; MODIFICATION; SEVERABILITY; WAIVER: This Agreement is a complete statement of the rights and responsibilities of the parties and supersedes any prior negotiations, agreements or understandings, whether written or oral, that may have been made or entered into with regard to the Services to be provided hereunder. If any conflict exists between this Agreement and any prior agreement between the parties or between this Agreement and any terms and conditions or purchase or sale hereafter used by the parties, this Agreement shall prevail. No modification of this Agreement will be effective unless it is in writing and signed by authorized representatives of the parties. The provisions of this Agreement are severable; if any provision is unenforceable, the remaining provisions will remain in effect. Failure to enforce any provision of this Agreement shall neither be deemed a waiver of such provision nor deemed a waiver of future enforcement of that or any other provision.

21. RELATIONSHIP OF THE PARTIES: None of the parties is designated or appointed an agent or representative to any of the other parties and no party will have any authority, either express or implied, to create or assume any agency or obligation on behalf of, or in the name of, the other parties. No party will have any responsibility for, or obligations to, the employees of the other.

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22.     ASSIGNMENT:  No  party  may  assign  this  Agreement  or  any  right  or obligation under it without the express prior written consent of the other parties. Any assignment in contravention to this Agreement shall be void.

23. INDEMNIFICATION: Subject to the limitations set forth herein, each party hereby agrees to indemnify, defend and hold harmless the other parties and their directors, officers and employees from and against any and all claims, losses, demands, costs or liabilities, including reasonable attorneys' fees, resulting from or in connection with third party claims arising from such part's breach of this Agreement, or such part's acts or omissions while performing this Agreement. Such indemnification shall survive the termination of this Agreement.

24. NOTICE: Any notices required or authorized to be given will be in writing and will be deemed given when received via certified or registered mail, postage prepaid, or via any other public or private delivery service to the following address, or at such other addresses as the parties may from time to time designate by written notice to the other party hereto:

     If  to  I/OMagic:                If  to  Supplier:
     -----------------                -----------------
     I/OMagic  Corporation            Behavior  Tech  Computer  Corp.
     1300  E.  Wakeham  Avenue        4180  Business  Center  Drive
     Santa  Ana,  CA  92705           Fremont,  CA  94538
     Attn:  Tony  Shahbaz             Attn:

25. COUNTERPARTS: This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

26. SUCCESSORS: This Agreement and all of the provisions hereof shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.



BEHAVIOR  TECH  COMPUTER  (USA)  CORP.         I/OMAGIC  CORPORATION

By:          /s/  Mei  Lin  Hsu                By:         /s/  Tony  Shahbaz

Signature:   /s/  Mei  Lin  Hsu                Signature:  /s/  Tony  Shahbaz

Title:       /s/  VP  in  Sales                Title:      /s/  President